Exhibit 99.1

Envestnet Reports Third Quarter 2017 Financial Results

Chicago, IL — November 8,  2017 — Envestnet (NYSE: ENV), a  leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its third quarter ended September 30, 2017.

	Three Months Ended			Nine Months Ended
Key Financial Metrics	September 30,		%	September 30,		%
(in millions except per share data)	2017	2016	Change	2017	2016	Change
GAAP:
Total Revenues	$175.6	$149.2	18%	$500.8	$422.7	18%
Net Loss	(1.3)	(4.1)	(67%)	(20.9)	$(23.0)	(9%)
Net Loss per Diluted Share	$ (0.03)	$ (0.09)	(67%)	$ (0.48)	$ (0.54)	(11%)

Non-GAAP:
Adjusted Revenues(1)	$175.6	$149.5	17%	$500.9	$423.5	18%
Adjusted EBITDA(1)	34.8	27.5	26%	90.2	69.1	30%
Adjusted Net Income(1)	17.3	12.5	39%	41.9	29.5	42%
Adjusted Net Income per Diluted Share(1)	$ 0.37	$ 0.28	32%	$ 0.91	$ 0.67	36%

“Envestnet’s strong execution continued through the third quarter, as we delivered solid organic growth in both revenue and earnings,”  said Jud Bergman, Chairman and CEO.  “Customers continue to seek innovative ways to broaden their end-client relationships and expand their reach through the adoption of intelligent systems for wealth management and financial wellness.”

“We continue to see growth opportunities in 2018 and beyond, both organic and from acquisition, including the FolioDynamix transaction, which we expect to close early next year,” concluded Mr. Bergman.

Financial Results for the Third Quarter of 2017 Compared to the Third Quarter of 2016:

Total revenues increased 18%  to $175.6 million in the three months ended September 30, 2017 from $149.2 million in the three months ended September 30, 2016.  Asset-based revenues, which were 60%  of total revenues for the third quarter of 2017 and 2016, increased 18% from the prior year period. Subscription and licensing revenues increased 21% from the prior year period.

Total operating expenses for the third quarter of 2017 increased 14% to $171.3 million from $150.4 million in the prior year period. Cost of revenues increased 19% to $56.1 million for the third quarter of 2017 from $47.3 million for the third quarter of 2016. Compensation and benefits increased 14% to $68.6 million for the third quarter of 2017 from $60.3 million for the prior year period. Compensation and benefits were 39% of total revenues for the third quarter of 2017, compared to 40% for the prior year period. General and administration expenses increased 19% to  $31.2 million for the third quarter of 2017,  from  $26.2 million for the prior year period. General and administrative expenses were 18% of total revenues for the third quarter of 2017, compared to 18% for the prior year period.

Income  from operations was $4.3 million for the third quarter of 2017 compared to a loss of $1.3 million for the third quarter of 2016. Net loss attributable to Envestnet, Inc. was $1.3 million, or $0.03 per diluted share, for the third quarter of 2017 compared to  a loss of $4.1 million, or a loss of $0.09 per diluted share, for the third quarter of 2016.

Adjusted Revenues(1) for the third quarter of 2017 increased 17% to $175.6 million from $149.5 million for the prior year period. Adjusted EBITDA(1) for the third quarter of 2017 increased 26% to $34.8 million from $27.5 million for the prior year period. Adjusted Net Income(1) increased 39% for the third quarter of 2017 to $17.3 million from $12.5 million for the prior year period. Adjusted Net Income Per Share(1) for the third quarter of 2017 increased 32% to $0.37 from $0.28 in the third quarter of 2016.

FolioDynamix Acquisition

On September 25, 2017, the Company announced that it will acquire FolioDynamix, a provider of integrated wealth management technology solutions, for $195 million. The transaction is expected to close in the first quarter of 2018.

Outlook

The Company provided the following outlook for the fourth quarter and full year ended December 31, 2017. This outlook is based on the market value of assets on September 30,  2017 and is risk-adjusted with respect to contributions from client conversions and synergy revenue related to prior acquisitions.

In Millions Except Adjusted EPS	4Q 2017			FY 2017
GAAP:
AUM/A revenue	$108.0	-	$109.0		-
Subscription and licensing revenue	64.0	-	64.5		-
Professional services and other revenue	6.0	-	6.5		-
Revenues	$178.0	-	$180.0	$679	-	$681

Cost of revenues	$56.5	-	$57.0		-
Net Income		-			-

Diluted shares outstanding		47.0			-
Net Income per Diluted Share		-			-

Non-GAAP:
Adjusted Revenues(1)	$178	-	$180	$679	-	$681
Adjusted EBITDA(1)	$ 37.5	-	$ 38.5	$127.5	-	$128.5
Adjusted Net Income per Diluted Share(1)		$0.39			-

Included in the fourth quarter and full year 2017 adjusted revenue is an expected deferred revenue fair value adjustment of approximately $0.0 million and $0.1 million, respectively. The Company does not forecast net income and net income per share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss third quarter 2017 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (800) 500-0920, or for international callers (719) 457-2642. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 1528646. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology enhances advisor productivity and strengthens the wealth management process. Envestnet empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software for advisors. Envestnet | Retirement Solutions provides retirement advisors with an integrated platform that combines leading practice management technology, research and due diligence, data aggregation, compliance tools, fiduciary solutions and intelligent managed account solutions.

More than 59,000 advisors and 2,900 companies including: 16 of the 20 largest U.S. banks, 39 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue.  Under United States generally accepted accounting principles (GAAP), we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income.

“Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 8-10 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook for the fourth quarter and full year of 2017, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the inability to complete the Company’s acquisition of FolioDynamix in a timely manner or at all, the possibility that the anticipated benefits of the Company’s acquisition of FolioDynamix will not be realized to the extent or when expected, potential exposure to state and local non-income tax obligations, the Company’s ability to remediate material weaknesses in internal controls over financial reporting and associated costs, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, potential dilution from issuing equity securities or a weaker balance sheet from using cash or incurring debt to finance acquisitions, the impact of market conditions on the Company’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions,  the impact of fluctuations in interest rates on the Company’s business,  ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytic solutions and market research services and premium FinApps, the results of our investments in research and development, our data center and other infrastructure, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, our ability to retain and hire necessary employees and appropriately staff our operations, in particular our India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 8, 2017 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$48,704	$52,592
Fees and other receivables, net	49,726	44,268
Prepaid expenses and other current assets	23,999	16,224
Total current assets	122,429	113,084

Property and equipment, net	35,274	33,000
Internally developed software, net	20,279	14,860
Intangible assets, net	233,525	265,558
Goodwill	432,746	431,936
Other non-current assets	17,969	13,963
Total assets	$862,222	$872,401

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$102,877	$87,763
Accounts payable	13,215	11,480
Current portion of debt	—	37,926
Contingent consideration	2,055	2,286
Deferred revenue	18,388	16,499
Total current liabilities	136,535	155,954

Convertible Notes	157,353	152,575
Revolving credit facility	101,168	—
Term Notes	—	100,409
Contingent consideration	641	2,582
Deferred revenue	14,454	15,643
Deferred rent and lease incentive	14,867	12,060
Deferred tax liabilities, net	12,216	5,555
Other non-current liabilities	14,527	13,436
Total liabilities	451,761	458,214

Redeemable units in ERS	900	900

Equity:
Stockholders’ equity	409,163	412,889
Non-controlling interest	398	398
Total liabilities and equity	$862,222	$872,401

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Assets under management or administration	$106,147	$90,042	$299,268	$258,969
Subscription and licensing	62,963	51,959	180,675	142,303
Professional services and other	6,504	7,154	20,874	21,412
Total revenues	175,614	149,155	500,817	422,684

Operating expenses:
Cost of revenues	56,070	47,259	161,031	132,319
Compensation and benefits	68,551	60,345	199,079	180,625
General and administration	31,153	26,150	90,178	80,249
Depreciation and amortization	15,492	16,692	46,792	49,872
Total operating expenses	171,266	150,446	497,080	443,065

Income (loss) from operations	4,348	(1,291)	3,737	(20,381)
Other expense, net	(3,986)	(4,434)	(13,838)	(13,214)
Income (loss) before income tax provision (benefit)	362	(5,725)	(10,101)	(33,595)

Income tax provision (benefit)	1,682	(1,668)	10,824	(10,602)

Net loss	(1,320)	(4,057)	(20,925)	(22,993)
Add: Net loss attributable to non-controlling interest	—	—	—	—
Net loss attributable to Envestnet, Inc.	$(1,320)	$(4,057)	$(20,925)	$(22,993)

Net loss per share attributable to Envestnet, Inc.:
Basic	$(0.03)	$(0.09)	$(0.48)	$(0.54)

Diluted	$(0.03)	$(0.09)	$(0.48)	$(0.54)

Weighted average common shares outstanding:
Basic	44,044,527	42,843,103	43,604,869	42,704,383

Diluted	44,044,527	42,843,103	43,604,869	42,704,383

	Nine Months Ended
	September 30,
	2017	2016
OPERATING ACTIVITIES:
Net loss	$(20,925)	$(22,993)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	46,792	49,872
Deferred rent and lease incentive amortization	709	(324)
Provision for doubtful accounts	828	369
Deferred income taxes	6,646	(10,273)
Stock-based compensation expense	23,451	25,872
Non-cash interest expense	8,711	6,955
Accretion on contingent consideration and purchase liability	408	143
Fair market value adjustment on contingent consideration	—	838
Loss on disposal of fixed assets	69	220
Loss allocation from equity method investment	984	1,130
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables	(6,286)	4,077
Prepaid expenses and other current assets	(5,316)	(4,960)
Other non-current assets	(1,784)	(4,271)
Accrued expenses and other liabilities	13,289	275
Accounts payable	1,435	124
Deferred revenue	740	1,959
Other non-current liabilities	1,852	4,337
Net cash provided by operating activities	71,603	53,350

INVESTING ACTIVITIES:
Purchase of property and equipment	(11,432)	(10,839)
Capitalization of internally developed software	(9,210)	(6,217)
Investment in private company	(1,450)	(738)
Purchase of ERS units	—	(1,500)
Acquisition of businesses, net of cash acquired	—	(18,394)
Net cash used in investing activities	(22,092)	(37,688)

FINANCING ACTIVITIES:
Payment of Term Notes	(35,862)	(6,000)
Proceeds from borrowings on revolving credit facility	35,000	25,000
Payments on revolving credit facility	(42,500)	(25,000)
Debt issuance costs	(94)	—
Payments of contingent consideration	(2,286)	(2,924)
Payments of definite consideration	(445)	—
Payments of purchase consideration liabilities	(235)	—
Proceeds from exercise of stock options	4,468	3,166
Purchase of treasury stock for stock-based tax withholdings	(11,619)	(9,517)
Common stock acquired under the share repurchase program	—	(1,448)
Issuance of restricted stock units	4	5
Net cash used in financing activities	(53,569)	(16,718)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	170	—

DECREASE IN CASH AND CASH EQUIVALENTS	(3,888)	(1,056)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	52,592	51,718

CASH AND CASH EQUIVALENTS, END OF PERIOD	$48,704	$50,662

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2017		2016		2017		2016

Revenues		$175,614		$149,155		$500,817		$422,684
Deferred revenue fair value adjustment		15		331		120		781
Adjusted revenues		$175,629		$149,486		$500,937		$423,465

Net loss		$(1,320)		$(4,057)		$(20,925)		$(22,993)
Add (deduct):
Deferred revenue fair value adjustment		15		331		120		781
Interest income		(58)		(6)		(108)		(28)
Interest expense		3,858		4,122		12,671		12,345
Accretion on contingent consideration and purchase liability		104		23		408		143
Income tax provision (benefit)		1,682		(1,668)		10,824		(10,602)
Depreciation and amortization		15,492		16,692		46,792		49,872
Non-cash compensation expense		8,048		7,554		23,451		25,872
Restructuring charges and transaction costs		4,608		998		10,235		4,484
Severance		1,597		1,058		2,260		3,104
Fair market value adjustment on contingent consideration		-		349		-		838
Litigation related expense		-		2,097		1,033		4,065
Foreign currency and related hedging activity		(116)		(383)		296		(672)
Non-income tax expense adjustment		571		-		1,734		-
Loss allocation from equity method investment		282		250		984		1,130
Loss attributable to non-controlling interest		26		145		377		787
Adjusted EBITDA		$34,789		$27,505		$90,152		$69,126

Net loss		$(1,320)		$(4,057)		$(20,925)		$(22,993)
Income tax provision (benefit) (1)		1,682		(1,668)		10,824		(10,602)
Loss before income tax provision		$362		$(5,725)		$(10,101)		$(33,595)
Add (deduct):
Deferred revenue fair value adjustment		15		331		120		781
Accretion on contingent consideration and purchase liability		104		23		408		143
Non-cash interest expense		2,931		2,039		7,784		6,070
Non-cash compensation expense		8,048		7,554		23,451		25,872
Restructuring charges and transaction costs		4,608		998		10,235		4,484
Severance		1,597		1,058		2,260		3,104
Amortization of acquired intangibles		10,377		12,035		31,333		36,156
Fair market value adjustment on contingent consideration		-		349		-		838
Litigation related expense		-		2,097		1,033		4,065
Foreign currency and related hedging activity		(116)		(383)		296		(672)
Non-income tax expense adjustment		571		-		1,734		-
Loss allocation from equity method investment		282		250		984		1,130
Loss attributable to non-controlling interest		26		145		377		787
Adjusted net income before income tax effect		28,805		20,771		69,914		49,163
Income tax effect (2)		(11,522)		(8,308)		(27,966)		(19,665)
Adjusted net income		$17,283		$12,463		$41,948		$29,498

Basic number of weighted-average shares outstanding		44,044,527		42,843,103		43,604,869		42,704,383
Effect of dilutive shares:
Options to purchase common stock		1,664,351		1,331,256		1,669,092		1,286,968
Unvested restricted stock units		736,657		350,169		637,580		272,205
Diluted number of weighted-average shares outstanding		46,445,535		44,524,528		45,911,541		44,263,556

Adjusted net income per share - diluted	$	$ 0.37	$	$ 0.28	$	$ 0.91	$	$ 0.67

(1) For the three months ended September 30, 2017 and 2016, the effective tax rate computed in accordance with US GAAP equaled 464.6% and 29.1%, respectively. For the nine months ended September 30, 2017 and 2016, the effective tax rate computed in accordance with US GAAP equaled (107.2%) and 31.6%, respectively.

(2) An estimated normalized effective tax rate of 40% has been used to compute adjusted net income.

	Three Months Ended September 30, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
	(in thousands)
Revenues	$135,948	$39,666	$—	$175,614
Deferred revenue fair value adjustment	—	15	—	15
Adjusted revenues	$135,948	$39,681	$—	$175,629

Income (loss) from operations	$18,955	$(3,364)	$(11,243)	$4,348
Add (deduct):
Deferred revenue fair value adjustment	—	15	—	15
Accretion on contingent consideration and purchase liability	104	—	—	104
Depreciation and amortization	6,414	9,078	—	15,492
Non-cash compensation expense	3,679	2,675	1,694	8,048
Restructuring charges and transaction costs	73	—	4,535	4,608
Non-income tax expense adjustment	571	—	—	571
Severance	1,519	78	—	1,597
Litigation related expense	—	—	—	—
Other gain	—	—	(20)	(20)
Loss attributable to non-controlling interest	26	—	—	26
Adjusted EBITDA	$31,341	$8,482	$(5,034)	$34,789

	Three Months Ended September 30, 2016
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
	(in thousands)
Revenues	$114,511	$34,644	$—	$149,155
Deferred revenue fair value adjustment	109	222	—	331
Adjusted revenues	$114,620	$34,866	$—	$149,486

Income (loss) from operations	$12,361	$(8,416)	$(5,236)	$(1,291)
Add (deduct):
Deferred revenue fair value adjustment	109	222	—	331
Accretion on contingent consideration and purchase liability	23	—	—	23
Depreciation and amortization	6,362	10,330	—	16,692
Non-cash compensation expense	3,565	2,937	1,052	7,554
Restructuring charges and transaction costs	34	3	961	998
Severance	990	68	—	1,058
Fair market value adjustment on contingent consideration	—	—	349	349
Litigation related expense	—	2,086	11	2,097
Foreign currency and related hedging activity	—	(462)	—	(462)
Other loss	—	—	11	11
Loss attributable to non-controlling interest	145	—	—	145
Adjusted EBITDA	$23,589	$6,768	$(2,852)	$27,505

	Nine Months Ended September 30, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
	(in thousands)
Revenues	$386,638	$114,179	$—	$500,817
Deferred revenue fair value adjustment	36	84	—	120
Adjusted revenues	$386,674	$114,263	$—	$500,937

Income (loss) from operations	$48,277	$(16,707)	$(27,833)	$3,737
Add:
Deferred revenue fair value adjustment	36	84	—	120
Accretion on contingent consideration and purchase liability	408	—	—	408
Depreciation and amortization	19,196	27,596	—	46,792
Non-cash compensation expense	11,571	8,137	3,743	23,451
Restructuring charges and transaction costs	768	—	9,467	10,235
Non-income tax expense adjustment	1,734	—	—	1,734
Severance	1,942	302	16	2,260
Litigation related expense	—	1,033	—	1,033
Other loss	—	—	5	5
Loss attributable to non-controlling interest	377	—	—	377
Adjusted EBITDA	$84,309	$20,445	$(14,602)	$90,152

	Nine Months Ended September 30, 2016
	Envestnet	Envestnet | Yodlee	Nonsegment	Total
	(in thousands)
Revenues	$328,417	$94,267	$—	$422,684
Deferred revenue fair value adjustment	114	667	—	781
Adjusted revenues	$328,531	$94,934	$—	$423,465

Income (loss) from operations	$32,425	$(33,728)	$(19,078)	$(20,381)
Add (deduct):
Deferred revenue fair value adjustment	114	667	—	781
Accretion on contingent consideration and purchase liability	143	—	—	143
Depreciation and amortization	18,786	31,086	—	49,872
Non-cash compensation expense	9,151	12,186	4,535	25,872
Restructuring charges and transaction costs	361	34	4,089	4,484
Severance	2,019	747	338	3,104
Fair market value adjustment on contingent consideration	—	—	838	838
Litigation related expense	—	3,824	241	4,065
Foreign currency and related hedging activity	—	(462)	—	(462)
Other loss	—	—	23	23
Loss attributable to non-controlling interest	787	—	—	787
Adjusted EBITDA	$63,786	$14,354	$(9,014)	$69,126

	As of
	September 30,	December 31,	March 31,	June 30,	September 30,
	2016	2016	2017	2017	2017
	(in millions except accounts and advisors data)
Platform Assets
Assets Under Management (AUM)	$101,924	$105,178	$113,544	$122,543	$131,809
Assets Under Administration (AUA)	231,831	241,682	248,445	271,450	293,963
Subtotal AUM/A	333,755	346,860	361,989	393,993	425,772
Licensing	721,690	748,125	763,372	825,829	867,967
Total Platform Assets	$1,055,445	$1,094,985	$1,125,361	$1,219,822	$1,293,739
Platform Accounts
AUM	519,717	545,130	574,132	614,973	652,060
AUA	961,590	994,583	986,554	1,083,417	1,145,050
Subtotal AUM/A	1,481,307	1,539,713	1,560,686	1,698,390	1,797,110
Licensing	4,394,670	4,558,883	4,263,002	4,811,390	4,925,146
Total Platform Accounts	5,875,977	6,098,596	5,823,688	6,509,780	6,722,256
Advisors
AUM/A	35,861	36,483	36,985	38,498	40,379
Licensing	16,191	17,852	18,159	19,007	19,104
Total Advisors	52,052	54,335	55,144	57,505	59,483

The following tables summarize the changes in AUM and AUA for the three months ended September 30, 2017:

	Asset Rollforward - Three Months Ended September 30, 2017
	As of	Gross		Net	Market	As of
	6/30/2017	Sales	Redemptions	Flows	Impact	9/30/2017
	(in millions except account data)
Assets under Management (AUM)	$122,543	$10,585	$(5,178)	$5,407	$3,859	$131,809
Assets under Administration (AUA)	271,450	24,279	(10,873)	13,406	9,107	293,963
Total AUM/A	$393,993	$34,864	$(16,051)	$18,813	$12,966	$425,772
Fee-Based Accounts	1,698,390			98,720		1,797,110

The above AUM/A gross sales figures include $9.7 billion in new client conversions. The Company onboarded an additional $12.4 billion in licensing conversions during the third quarter, bringing total conversions for the quarter to $22.1 billion.